Exhibit 10(w)

AMENDMENT TO
DEFERRED CONTINGENT MERGER CONSIDERATION AGREEMENT

Dated as of September 12, 2016

Marc Lore
c/o Jet.com, Inc.
221 River Street
Hoboken, NJ 07030

Dear Marc Lore:

As you know, Wal-Mart Stores, Inc., a Delaware corporation (the “Acquiror”), has agreed to acquire by merger (the “Merger”) Jet.com, Inc., a Delaware corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger, dated as of August 7, 2016 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among the Acquiror, the Company and certain other parties thereto, and in connection with entering into the Merger Agreement, you and the Acquiror entered into that certain Deferred Contingent Merger Consideration Agreement, dated as of August 7, 2016 (the “Agreement”). You have indicated an interest in transferring a portion of the shares held by you that are subject to the Agreement, and you and the Acquiror wish to amend the Agreement to keep the total amount of Deferred Contingent Merger Consideration constant. Capitalized terms used in this amendment (this “Amendment”) and not otherwise defined herein will have the meanings given to such terms in the Merger Agreement and the Agreement.
1.Amendment. Section 1 of the Agreement is hereby deleted and replaced in its entirety as follows:
“The parties hereby agree that 17.94% of the Merger Consideration payable to you at the Closing shall be paid to you in cash in accordance with the provisions of Article II of the Merger Agreement, and that 82.06% of the Merger Consideration otherwise payable to you at the Closing (such Merger Consideration, the “Deferred Contingent Merger Consideration”) shall be payable to you on the applicable annual or monthly anniversary of the Closing Date set forth in the Consideration Schedule (as defined below), contingent upon and subject to the following provisions. For the avoidance of doubt and for purposes of this Agreement, Merger Consideration shall only include consideration received in exchange for those 53,140,363 shares of Common Stock held in your name and not any of the 5,000,000 shares of Common Stock you have transferred to Dechomai Foundation, Inc.”
2.Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Agreement shall remain in full force and effect.

3.Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
4.Entire Agreement. This Amendment, together with the Agreement as amended hereby and all exhibits and schedules thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof and thereof. Except as modified by this Amendment, the Agreement shall remain in full force and effect in all respects without any modification.
5.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
6.Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
[SIGNATURE PAGE FOLLOWS]

Very truly yours,

WAL-MART STORES, INC.
a Delaware corporation

	By:	/S/ GORDON Y. ALLISON
	Name:	Gordon Y. Allison
	Title:	Vice President

Agreed and acknowledged as of the date first written above:

/S/ MARC LORE
Marc Lore

[Signature Page to Amendment to Deferred Contingent Merger Consideration Agreement]